 COMMERCESOUTH, INC. LIMITED POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that the undersigned, James R. Balkcom, Jr., hereby appoints Paula McKee and/or Carol Higdon to be the undersigned's true and lawful attorney, for (him) (her), and in (his) (her) name, place and stead to execute, acknowledge, deliver and file Forms 3, 4 and 5 (including amendments thereto) with respect to securities of CommerceSouth, Inc. (the "Company"), required to be filed with the Securities and Exchange Commission, pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting to Paula McKee and/or Carol Higdon full power and authority to perform all acts necessary for such purposes. The undersigned agrees that the attorney-in-fact herein, Paula McKee and/or Carol Higdon, may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and the attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. The validity of this Power of Attorney shall not be affected in an manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein. The undersigned agrees and represents to those dealing with its attorney-in-fact herein, Paula McKee and/or Carol Higdon, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested. WITNESS THE EXECUTION HEREOF this 30th day of August, 2002. /s/ James R. Balkcom, Jr. James R. Balkcom Chairman of the Board CommerceSouth, Inc. THE STATE OF : ALABAMA COUNTY : BARBOUR Notary Public, County of State of: ALABAMA My Commission Expires: 08/22/04 Pamela Bailey